Exhibit 99.1
MarketWise, Inc. Announces Successful Completion of Exchange Offer and Consent Solicitation
BALTIMORE, MARYLAND, September 19, 2022 (GLOBE NEWSWIRE) -- MarketWise, Inc. (NASDAQ: MKTW) (“MarketWise” or the “Company”), a leading multi-brand digital subscription services platform providing premium financial research, software, education, and tools for self-directed investors, today announced the completion of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) public warrants to purchase shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A common stock”), which warrants trade on The Nasdaq Global Market (the “Nasdaq”) under the symbol “MKTWW”(the “public warrants”), and (ii) private placement warrants to purchase shares of Class A common stock (together with the public warrants, the “warrants”). The Company issued 5,725,681 shares of Class A common stock in exchange for the warrants tendered in the Offer.

As previously announced, the Company and Continental Stock Transfer & Trust Company entered into the related amendment to the warrant agreement governing the warrants (the “Warrant Amendment”), dated September 15, 2022. Pursuant to the Warrant Amendment, the Company exercised its right to exchange each warrant that is outstanding upon the closing of the Offer for 0.17325 shares of Class A common stock per warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “Post-Offer Exchange”). The Company has fixed the date for the Post-Offer Exchange as September 30, 2022.

As a result of the completion of the Offer and the Post-Offer Exchange, no warrants will remain outstanding. Accordingly, the public warrants will be suspended from trading on the Nasdaq and will be delisted upon completion of the Post-Offer Exchange. The shares of Class A common stock will continue to be listed and trade on the Nasdaq under the symbol “MKTW.” Following completion of the Offer, there are approximately 33,659,444 shares of Class A common stock outstanding (an increase of approximately 20% from prior to the closing of the Offer), and following completion of the Post-Offer Exchange there will be approximately 33,873,591 shares of Class A common stock outstanding (an increase of approximately 21% from prior to the closing of the Offer and the Post-Offer Exchange).

The Company engaged BofA Securities as the dealer manager for the Offer and Consent Solicitation, D.F. King & Co., Inc. as the information agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the exchange agent for the Offer and Consent Solicitation.

About MarketWise
Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.
With more than 20 years of operating history, MarketWise is currently comprised of 11 primary customer facing brands, offering more than 180 products, and serving a community of approximately 16 million free and paid subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected consummation of the Post-Offer Exchange. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-4/A, filed August 31, 2022, as such factors may be updated from time to time in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.
MarketWise Investor Relations Contact
Jonathan Shanfield - MarketWise Investor Relations
Jamie Lillis - Solebury Trout
(800) 290-4113
ir@marketwise.com
MarketWise Media Contact
Email: media@marketwise.com
2